  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON [            ], 2000
                                                           ------------
                         REGISTRATION NO. 333-[        ]
                                               --------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



  ARROW ELECTRONICS, INC.             NEW YORK                 11-1806155
(EXACT NAME OF REGISTRANT  (STATE OR OTHER JURISDICTION     (I.R.S. EMPLOYER
 AS SPECIFIED IN CHARTER)          OF INCORPORATION       IDENTIFICATION NUMBER)
                                   OR ORGANIZATION)



                                      5065
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)


                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                                 (516) 391-1300
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                ROBERT E. KLATELL
                            EXECUTIVE VICE PRESIDENT
                             ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                                 (516) 391-1300
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                 WITH A COPY TO:

                                HOWARD S. KELBERG
                                 DONALD B. BRANT
                       MILBANK, TWEED, HADLEY & MCCLOY LLP
                            ONE CHASE MANHATTAN PLAZA
                            NEW YORK, NEW YORK 10005
                                 (212) 530-5000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement until all the securities hereunder have been sold.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  ------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                  AMOUNT                  PROPOSED
                 TITLE OF EACH CLASS OF                            TO BE              MAXIMUM AGGREGATE            AMOUNT OF
             SECURITIES TO BE REGISTERED(1)                 REGISTERED(1)(2)(3)     OFFERING PRICE(3)(4)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities; Preferred Stock, par value $ 1.00 per
share; and Common Stock, par value $1.00 per share of
Arrow Electronics, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Warrants(5)
---------------------------------------------------------------------------------------------------------------------------------
     Total                                                   2,000,000,000           2,000,000,000               528,000
=================================================================================================================================

(1) An indeterminate principal amount or number of debt securities, preferred stock, common stock, and/or warrants of Arrow Electronics, Inc. as may from time to time be issued at indeterminate prices, including upon conversion of any such securities as are convertible or upon exercise of warrants, with an aggregate offering price not to exceed $2,000,000,000.

(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $2,000,000,000.

(3) This amount represents the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the issue price of any preferred stock, the issue price of any warrants and the amount computed pursuant to Rule 457(o) for any common stock.

(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(5) Warrants to purchase Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc. may be sold separately or with Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                TABLE OF CONTENTS

About This Prospectus....................................................................................      2
Where You Can Find More Information......................................................................      2
Forward Looking Statements...............................................................................      3
Arrow Electronics, Inc...................................................................................      4
Use Of Proceeds..........................................................................................      4
Consolidated Ratios Of Earnings To Fixed Charges.........................................................      4
Description Of Debt Securities...........................................................................      5
Description Of Capital Stock.............................................................................     24
Description Of Warrants..................................................................................     26
Plan Of Distribution.....................................................................................     27
Validity Of Securities...................................................................................     28
Experts..................................................................................................     28

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                SUBJECT TO COMPLETION, DATED NOVEMBER [  ], 2000.
PROSPECTUS                                             --

                                     [LOGO]

                                 $2,000,000,000
                                  -------------
                             ARROW ELECTRONICS, INC.

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS


         We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

         Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

         We may offer and sell the following securities:

- debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness;

-        preferred stock;

-        common stock; and

-        warrants.


         Our common stock is traded on the New York Stock Exchange under the symbol "ARW." Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. The prospectus supplement will state whether any other securities offered thereby will be listed on a securities exchange.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is [               ], 2000.
                                            ---------------

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $2,000,000,000 in aggregate offering price of any combination of the securities described in this prospectus (or in the other prospectus included in the shelf registration statement) from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information." Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Arrow", "we", "our", "us" or similar references mean Arrow Electronics, Inc.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus and the supplement to this prospectus is accurate only as of the dates of their respective covers, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities.

         No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         You may read and copy any document we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's Web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

         You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:

                             Arrow Electronics, Inc.
                                  25 Hub Drive
                            Melville, New York 11747
                                 (516) 391-1300
                              Attention: Secretary

         The SEC allows us to "incorporate by reference" in this prospectus reports that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         (1)      Our Annual Report on Form 10-K for the year ended December 31,
                  1999;

         (2) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (3) Our Current Reports on Form 8-K dated September 1, 2000 and September 18, 2000; and

         (4) The description of our common stock set forth on our registration statement filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information that we file later with the SEC will automatically update and supersede this information.

         This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all the information that is contained in the registration statement, some of which we are allowed to omit in accordance with the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits filed with the registration statement for further information with respect to Arrow. Copies of the registration statement and the exhibits to the registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are summaries of the material provisions of those documents, and each of those statements is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.

                           FORWARD LOOKING STATEMENTS

         This prospectus includes forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from the statements in this prospectus for a variety of reasons, including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the electronic components and commercial computer products markets, and changes in relationships with key suppliers. Forward-looking statements are those statements which are not statements of historical fact. You can identify these forward-looking statements by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

                             ARROW ELECTRONICS, INC.

         We are the world's largest distributor of electronic components and computer products to industrial and commercial customers. We believe we are one of the global electronics distribution industry's leaders in state-of-the-art operating systems, employee productivity, value-added programs, and total quality assurance. We are a leading distributor for over 600 suppliers.

         Our distribution network spans the world's three dominant electronics markets: North America, Europe, and the Asia/Pacific region. Through our business units in these vital industrialized regions, we serve a diversified base of original equipment manufacturers and commercial customers worldwide. Original equipment manufacturers, or OEMs, include manufacturers of computer and office products, industrial equipment (including machine tools, factory automation, and robotic equipment), telecommunications products, aircraft and aerospace equipment, and scientific and medical devices. Commercial customers are mainly value-added resellers of computer systems. Through a network of more than 225 sales facilities and 19 distribution centers in 38 countries, we deliver to more than 175,000 OEMs and commercial customers the products, inventory solutions, materials management services, and design and technical support they need when, where and how they need them.

                                 USE OF PROCEEDS

         Except as otherwise described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes.


                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth our historical ratios of earnings to fixed charges and our consolidated subsidiaries for the periods indicated:

                                        NINE MONTHS ENDED
                                        SEPTEMBER 30, 2000                  YEAR ENDED DECEMBER 31,
                                        ------------------     -----------------------------------------------
                                                               1999        1998      1997      1996       1995
                                                               ----        ----      ----      ----       ----
Ratio of Earnings
to Fixed Charges...............                4.6             2.9(a)       4.0      5.0(b)     8.6        7.7

------------------------

(a) Excluding the special pre-tax charge of $25 million associated with the acquisition and integration of Richey Electronics, Inc. and the electronics distribution group of Bell Industries, Inc., the ratio of earnings to fixed charges would have been 3.1.

(b) Excluding special pre-tax charges totaling $59 million associated with the realignment of our North American components operations and the acquisition and integration of the volume electronic component distribution businesses of Premier Farnell plc, the ratio of earnings to fixed charges would have been 5.7.

                         DESCRIPTION OF DEBT SECURITIES

    We have described below the general terms and provisions of the debt securities to which a prospectus supplement may relate. We will describe the particular terms of the debt securities offered by any prospectus supplement in the prospectus supplement relating to the offered debt securities.

    We may from time to time offer and sell debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness. The debt securities will be either our unsecured senior debt securities or our unsecured subordinated debt securities.

    We will issue senior debt securities under an indenture, called the "senior indenture", between us and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee, in such capacity, called the "senior trustee". We may also issue subordinated debt securities under a proposed indenture, called the "subordinated indenture", between us and a trustee to be named in any prospectus supplement relating to the subordinated debt securities, called the "subordinated trustee". In this prospectus, we refer to the senior indenture and the subordinated indenture together as the "indentures" and to the senior trustee and the subordinated trustee together as the "trustees". Unless otherwise indicated, section references in this prospectus or in an accompanying prospectus supplement are to the relevant provisions of both the senior indenture and the subordinated indenture. The following summary of important provisions of the debt securities and the indentures does not purport to be complete. This summary is subject to the detailed provisions of the indentures, including the definition of certain terms used in this prospectus and those terms made a part of the indentures by reference to the Trust Indenture Act and the debt securities. Wherever particular sections or defined terms of the indentures are referred to, those sections or defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. Numerical references in parentheses below are to sections in the indentures. Capitalized terms that are used and not otherwise defined in this prospectus will have the meanings assigned to them in the indentures.

GENERAL

         The senior indenture provides for the issuance from time to time of debentures, notes or other evidences of indebtedness by us, which, together with the subordinated debt securities, we will refer to as the "debt securities," in an unlimited amount pursuant to a supplemental indenture, a board resolution, or an officer's certificate pursuant to a supplemental indenture or board resolution (Section 2.3 of senior indenture).

         Under the senior indenture, we may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The applicable prospectus supplement relating to a particular series of debt securities will describe the specific terms of the debt securities we may offer, including:

         (a) the designation of the debt securities of a particular series, which will distinguish the debt securities of that series from the debt securities of all other series;

         (b) any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indentures and any limitation on our ability to increase the aggregate principal amount after the initial issuance of the debt securities of that series;

         (c) the date or dates on which the principal of the debt securities of that series is payable (which date or dates may be fixed or extendible);

         (d) the rate or rates (which may be fixed or variable) per year at which the debt securities of that series will bear interest, if any;

         (e) the date or dates from which interest will accrue, on which interest will be payable and (in the case of registered securities (which is defined as any debt security registered on the security register)) on which a record will be taken for the determination of holders to whom interest is payable and/or the method by which such rate or rates or date or dates will be determined;

         (f) if other than as provided in the indentures, the place or places where (1) the principal of and any interest on debt securities will be payable, (2) any registered securities may be surrendered for exchange, (3) notices, demands to or upon us in respect of the debt securities of that series or the indentures may be served and (4) notice to holders may be published;

         (g) our right, if any, to redeem debt securities of that series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of that series may be redeemed pursuant to any sinking fund or otherwise;

         (h) our obligation, if any, to redeem, purchase or repay debt securities of that series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of that series will be redeemed, purchased or repaid, in whole or in part, pursuant to our redemption obligation;

         (i) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of that series will be issuable;

         (j) if other than the principal amount of the debt securities, the portion of the principal amount of debt securities of that series which will be payable upon acceleration of the maturity of those securities;

         (k) if other than the coin or currency in which the debt securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the debt securities of that series will be payable or if the amount of payments of principal of and/or interest on the debt securities of that series may be determined with reference to an index based on a coin or currency other than that in which the debt securities of that series are denominated, the manner in which those amounts will be determined;

         (l) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the debt securities of that series will be payable, and the manner in which any currencies will be valued against other currencies in which any other debt securities will be payable;

         (m) whether the debt securities of that series or any portion thereof will be issuable, with or without coupons, as registered securities (and if so, whether those debt securities will be issuable as registered global securities) or unregistered securities (which is defined as any debt security other than a registered security), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest on those securities and, if other than as provided in the indenture, the terms upon which unregistered securities of any series may be exchanged for registered securities of that series and vice versa;

         (n) whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay any additional amounts;

         (o) if the debt securities of that series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of that series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of those certificates, documents or conditions;

         (p) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the debt securities of that series;

         (q) provisions, if any, for the defeasance of the debt securities of that series, including provisions permitting defeasance of less than all the debt securities of that series, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of the indentures;

         (r) if the debt securities of that series are issuable in whole or in part as one or more registered global securities, the identity of the depositary (if other than The Depository Trust Company, or DTC) for that registered global security or securities (which depositary will, at the time of its designation as depositary and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation);

         (s) any other events of default or covenants with respect to the debt securities of that series in addition to the events of default or covenants set forth in the indentures;

         (t) any other terms of the debt securities of that series, which terms will not be inconsistent with the provisions of the indentures.

     Neither indenture contains any restriction on the payment of dividends or, except as set forth under "-- Certain Covenants," any financial covenants. However, if we default in paying interest or on the subordinated debentures or an event of default occurs and is continuing under the subordinated debentures we may not declare or pay certain dividends. Neither indenture contains provisions which would afford you protection in the event of a transfer of assets to a subsidiary and incurrence of unsecured debt by such subsidiary, or in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

         The debt securities will be unsubordinated obligations of ours and the senior debt securities will rank equal in right of payment with all of our existing and future unsecured and unsubordinated obligations. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, as described below under "Subordination". Claims of holders of the debt securities will be effectively subordinated to the claims of holders of the debt of our subsidiaries with respect to the assets of our subsidiaries. In addition, claims of holders of the debt securities will be effectively subordinated to the claims of holders of our secured debt and the secured debt of our subsidiaries with respect to the collateral securing those claims. Our claims as the holder of general unsecured intercompany debt will be similarly effectively subordinated to claims of holders of secured debt of our subsidiaries.

SUBORDINATION

         Our obligations to make any payment of the principal of and premium, if any, and interest on, the subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all of our senior debt, whether outstanding on the date of the subordinated indenture or thereafter incurred (article II of subordinated indenture).

         We may not pay the principal of or interest or premium on the subordinated debt securities if (i) we fail to make any of such payments on any senior indebtedness (other than trade accounts payable) which has matured by lapse of time, acceleration or otherwise, or (ii) a default occurs on the senior indebtedness (other than trade accounts payable) that allows the holders of the senior indebtedness to accelerate its maturity after lapse of time, the giving of notice or both and that default continues (section 2.03 of subordinated indenture).

         If any payment or distribution of our assets occurs upon our dissolution, winding-up, liquidation or reorganization, we may not pay the principal of or interest or premium on the subordinated debt securities until we have made such payments in full to the holders of all senior indebtedness. If such dissolution, winding-up, liquidation or reorganization occurs and the holders of the subordinated debt securities receive a payment or distribution, then they must turn that payment or distribution over to the holders of the senior indebtedness or a trustee for the benefit of the senior indebtedness holders. Because of this subordination, if an insolvency occurs, holders of the subordinated debt securities may recover less, proportionately, than holders of senior debt and our general unsecured creditors (section 2.02 of subordinated indenture).

CONVERSION

         The terms, if any, on which debt securities are convertible into our common stock will be set forth in the prospectus supplement for that series of debt securities. These terms will include:

         -        the conversion price,

         -        the conversion period,

         - provision as to whether conversion will be at our option or at the option of the holder,

         - the events requiring an adjustment of the conversion price, and

         - provisions affecting conversion in the event of the redemption of such series of debt securities.

REGISTERED GLOBAL SECURITIES

         Unless otherwise specified in the applicable prospectus supplement, DTC will act as securities depositary for the debt securities. The debt securities will be issued only as registered global securities registered in the name of DTC's nominee, which we expect will be Cede & Co. We will issue one or more registered global securities for the debt securities representing the aggregate principal amount of that series of debt securities and will deposit the registered global securities with DTC.

         The description of book-entry procedures in this prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the registered global securities issued in connection with sales of debt securities made pursuant to this prospectus. The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the DTC settlement system and are subject to change from time to time.

         We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         DTC holds securities that its participants (the "direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (the "indirect participants," and together with the direct participants, the "participants").

         Purchases of securities within DTC's system must be made by or through direct participants. The direct participants receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of each security (a "beneficial owner") is in turn recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

         To facilitate subsequent transfers of the debt securities, all securities deposited by direct participants with DTC are registered in the name of a nominee of DTC. The deposit of debt securities with DTC and their registration in the name of the nominee do not change the

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
beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         As long as DTC or its nominee is the registered holder of the registered global security, DTC or its nominee will be considered the sole owner and holder of the debt securities represented by the registered global security for all purposes under the indenture and the debt securities. Except in limited circumstances, beneficial owners will not be entitled to have any portions of the registered global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the registered global security (or any debt securities represented thereby) under the indenture or the debt securities.

         The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a registered global security to those persons may be limited. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge their interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of their interests, may be affected by the lack of a physical certificate evidencing their interests.

         DTC will send notices and other communications to its direct participants; direct participants will send these communications to indirect participants. The direct participants and indirect participants will send notices and other communications to beneficial owners pursuant to arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         We will send any redemption notices to the nominee of DTC. If less than all of the debt securities of a particular series are being redeemed, DTC will determine in accordance with its procedures the amount of the interest of each direct participant in the particular series to be redeemed.

         Neither DTC nor its nominee will consent or vote with respect to any debt securities. Under its usual procedures, DTC mails an omnibus proxy to its direct participants as soon as possible after the applicable record date. The omnibus proxy assigns the nominee's consenting or voting rights to those direct participants to whose accounts the applicable securities are credited on the record date (identified in a listing attached to the omnibus proxy).

         Principal, premium, if any, and interest payments on the debt securities will be made to DTC or its nominee. We expect that DTC will credit direct participants' accounts on the relevant payment date upon DTC's receipt of funds in accordance with the respective holdings shown on DTC's records. We expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities for the accounts of customers in bearer form or registered in "street-name". These payments will be the responsibility of the participant and not of DTC, any underwriters, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions and other amounts to DTC is the responsibility of the trustee. DTC is responsible for disbursing those payments to the direct participants. The direct and indirect participants are responsible for disbursing payments to the beneficial owners. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Interests in the registered global security will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us and the trustee. In the event that a successor securities depositary is not obtained, definitive debt securities certificates representing the debt securities will be required to be printed and delivered.

         We will not have any responsibility or obligation to participants or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the debt securities, or with respect to payments to or providing of notice for the participants or the beneficial owners.

         So long as DTC's nominee is the registered owner of the debt securities, references herein to a holder of the debt securities means DTC or its nominee and not the beneficial owners of the debt securities.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. Neither we, the trustees nor the underwriters, dealers or agents, if any, take responsibility for the accuracy or completeness of this description.

CERTAIN COVENANTS

         Except as specified below or in the applicable prospectus supplement, the following covenants apply to all series of debt securities.

        RESTRICTIONS ON LIENS. The senior indenture provides that we will not, and will not permit any Restricted Subsidiary to, create or incur any Lien on any shares of stock, indebtedness or other obligations of a Restricted Subsidiary or any Principal Property of ours or of a Restricted Subsidiary, whether those shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property are owned at the date of such indenture or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the outstanding debt securities equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:

         (a) the creation of any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of such indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary, contemporaneously with that acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of such indenture existing at the time of the acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on that Principal Property;

         (b) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing on the date of such indenture;

         (c) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

         (d) any Lien on any Principal Property being constructed or improved securing loans to finance the construction or improvements of that property;

         (e) any Lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;

         (f) any mechanics', materialmen's, carriers' or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;

         (g) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

         (h) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

         (i) any landlord's Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and tenants' rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

         (j) any Lien arising by reason of deposits necessary to qualify us or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law;

         (k) Liens on our current assets to secure loans to us that mature within twelve months from their creation and that are made in the ordinary course of business; and

         (l) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased nor the Lien extended to any additional assets. (Section 4.3(a) of senior indenture).

         Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding sentence of this paragraph, and renew, extend or replace those Liens, provided that at the time of and after giving effect to the creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets. (Section 4.3(b) at senior indenture).

         RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The senior indenture provides that we will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or to a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of that Principal Property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of that property by the lessee will be discontinued. Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back for a longer period:

         (a) if we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a) of the senior indenture, to create a Lien on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities; or

         (b) if we promptly inform the trustee of the transaction, and we cause an amount equal to the fair value (as determined by resolution of our board of directors) of the property to be applied (1) to the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the property sold, or (2) to the retirement within 120 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the debt securities;

provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 75 days after the sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or debt securities evidencing Funded Debt of ours (which may include the debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not yet tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such debt securities or debentures, and an officer's certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debentures or debt securities in lieu of retiring Funded Debt as provided in such indenture.

         If we deliver debentures or debt securities to the trustee and we duly deliver the officer's certificate, the amount of cash that we will be required to apply to the retirement of Funded Debt under this provision of the senior indenture will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of the applicable debentures or debt securities, or, if there are no such redemption prices, the principal amount of those debentures or debt securities. If the applicable debentures or debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debentures or debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debentures or debt securities were issued. (Section 4.4(a) of the senior indenture).

         Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph, without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets. (Section 4.4(b) of the senior indenture).

CERTAIN DEFINITIONS

         The term "Attributable Debt" as defined in the applicable indenture means when used in connection with a sale and leaseback transaction referred to above under " - Certain Covenants - Restrictions on Sale and Lease-Back Transactions," on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

         The term "Consolidated Net Tangible Assets" as defined in the applicable indenture means total assets after deducting all current liabilities and intangible assets as set forth in our most recent balance sheet and our consolidated Subsidiaries and computed in accordance with GAAP.

        The term "Exempted Debt" as defined in the applicable indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

         (a) indebtedness of ours and our Restricted Subsidiaries incurred after the date of such indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of such indenture described above under " - Certain Covenants - Restrictions on Liens"; and

         (b) Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b) of such indenture described above under " - Certain Covenants - Restrictions on Sales and Lease-Back Transactions".

         The term "Funded Debt" as defined in the applicable indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.

         The terms "Holder" or "Securityholder" as defined in the applicable indenture mean the registered holder of any debt security with respect to registered securities and the bearer of any unregistered security or any coupon appertaining to it, as the case may be.

         The term "Lien" as defined in the applicable indenture means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of such indenture, we or any Subsidiary will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         The term "Original Issue Discount Security" as defined in the applicable indenture means any debt security that provides for an amount less than the principal amount of a particular security to be due and payable upon a declaration of acceleration of the maturity of that security pursuant to Section
6.2 of such indenture.

         The term "Principal Property" as defined in the applicable indenture means any manufacturing or processing plant or warehouse owned at the date of such indenture or acquired after that date by us or any of our Restricted Subsidiaries which is located within the United States and the gross book value of which (including related land and improvements and all machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2 percent of Consolidated Net Tangible Assets, other than:

         (a) any manufacturing or processing plant or warehouse or any portion of the same (together with the land on which it is erected and fixtures that are a part of that land) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments or any successor laws or under any other similar statute of the United States);

         (b) any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or

         (c) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

         The term "Restricted Subsidiary" as defined in the applicable indenture means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States, and (b) which owns Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by board resolution, effective as of the date such board resolution is adopted; provided further, that any such declaration may be rescinded by further board resolution, effective as of the date that further board resolution is adopted.

         The term "Senior Debt" as defined in the applicable indenture means (a) the principal of, premium, if any, and interest on all indebtedness (other than the subordinated debt securities), whether outstanding on the date of the applicable indenture as originally executed or thereafter created or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to the subordinated debt securities; and (b) any amendments, modifications, deferrals, renewals or extensions of any such Senior Debt, or debentures, notes or other evidences of indebtedness issued in exchange for any such Senior Debt (Section 2.01 of subordinated indenture).


         The term "Subsidiary" as defined in the applicable indenture means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

         Under the senior indenture, we may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a

Subsidiary) or permit any person to merge with or into us unless (a) either (1) we will be the continuing person or (2) the person (if other than ourselves) formed by the consolidation or into which we are merged or that acquired or leased such property and assets of ours will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities under such indenture, and we will have delivered to the trustee an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture complies with such indenture and that all conditions precedent provided for in such indenture relating to the transaction have been complied with and that the supplemental indenture constitutes a legal, valid and binding obligation of ours or the successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) an officer's certificate to the effect that immediately after giving effect to such transaction, no default will have occurred and be continuing and an opinion of counsel as to the matters set forth in clause (a) will have been delivered to the trustee. (Section 5.1 of the senior indenture).

EVENTS OF DEFAULT

        Events of default defined in the senior indenture with respect to the debt securities of any series are:

         (a) we default in the payment of the principal of any debt securities of a series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

         (b) we default in the payment of interest on any debt securities of a series when the same becomes due and payable, and that default continues for a period of 30 days;

         (c) we default in the performance of or breach any other covenant or agreement of ours in such indenture with respect to the debt securities of a series and that default or breach continues for a period of 30 consecutive days after written notice to us by the trustee or to us and the trustee by the Holders of 25 percent or more in aggregate principal amount of the debt securities of all series affected thereby;

         (d) an involuntary case or other proceeding is commenced against us or any Restricted Subsidiary with respect to our debts or our Restricted Subsidiary's debts under any bankruptcy, insolvency or other similar law now or in the future in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official relating to us or a substantial part of our property, and the involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against us or any Restricted Subsidiary under the federal bankruptcy laws as now or in the future in effect;

         (e) we or any Restricted Subsidiary (1) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or in the future in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or any Restricted Subsidiary or for all or substantially all of our property and assets or any Restricted Subsidiary's property and assets or
                  (3) effect any general assignment for the benefit of creditors; and

         (f) any other event of default established with respect to any series of debt securities issued pursuant to such indenture occurs. (Section 6.1 of senior indenture)

    The senior indenture provides that if an event of default described in clauses (a) or (b) above, with respect to the debt securities of any series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which has already become due and payable, either the trustee or the Holders of not less than 25 percent in aggregate principal amount of the debt securities of any such affected series then outstanding under such indenture (each series being treated as a separate class) by notice in writing to us (and to the trustee if given by Securityholders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, the applicable portion of the principal amount as may be specified in the terms of the particular series established pursuant to that indenture) of all debt securities of the affected series, and the interest accrued on that series, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.

         If an event of default described clauses (c) or (d) above, with respect to the debt securities of one or more but not all series then outstanding, or with respect to the debt securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which has already become due and payable, either the trustee or the Holders of not less than 25 percent in aggregate principal amount (or, if the debt securities of any such series are Original Issue Discount Securities, the amount of which is accelerable as described in this paragraph) of the debt securities of all the affected series then outstanding under the applicable indenture (treated as a single class) by notice in writing to us (and to the trustee if given by Securityholders) may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of all the affected series, and the interest accrued on those series, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.

         If an event of default described in clauses (e) or (f) above occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, the portion of the principal as may be specified in the terms of that series) of all the debt securities then outstanding and interest accrued on those debt securities, if any, will be and become immediately due and payable without any notice or other action by any Holder or the trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding debt securities of all series that have been accelerated, voting as a single class. (Section 6.2 of senior indenture)

TRUSTEE'S RIGHTS

    The senior indenture contains a provision under which, subject to the duty of the trustee during a default to act with the required standard of care:

         (a) the trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, officer's certificate, opinion of counsel, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons, and the trustee need not investigate any fact or matter stated in the document, but the trustee, in its discretion, may make any further inquiry or investigation into any facts or matters as it may see fit;

         (b) before the trustee acts or refrains from acting, it may require an officer's certificate and/or an opinion of counsel, which will conform to the requirements of that indenture, and the trustee will not be liable for any action it takes or omits to take in good faith in reliance on that certificate or opinion; subject to the terms of that indenture, whenever in the administration of the trusts of that indenture the trustee deems it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the indenture, that matter (unless other evidence in respect thereof be specifically prescribed in the applicable indenture) may, in the absence of negligence or bad faith on the part of the trustee, be deemed to be conclusively proved and established by an officer's certificate delivered to the trustee, and that certificate, in the absence of negligence or bad faith on the part of the trustee, will be full warrant to the trustee for any action taken, suffered or omitted by it under the provisions of the applicable indenture upon the faith of the officer's certificate;

         (c) the trustee may act through its attorneys and agents not regularly in its employ and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it under the applicable indenture;

         (d) any request, direction, order or demand of us mentioned in the indenture will be sufficiently evidenced by an officer's certificate (unless other evidence is specifically prescribed in the applicable indenture); and any board resolution may be evidenced to the trustee by a copy of the resolution certified by our Secretary or an Assistant Secretary;

         (e) the trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request, order or direction of any of the Holders, unless the Holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction;

         (f) the trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the applicable indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the applicable indenture;

         (g) the trustee may consult with counsel, and the written advice of its counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the applicable indenture in good faith and in reliance on that opinion of counsel; and

         (h) prior to the occurrence of an event of default under each indenture and after the curing or waiving of all events of default, the trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officer's certificate, opinion of counsel, board resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the trustee, in its discretion, may make any further inquiry or investigation into any facts or matters as it may see fit and, if the trustee decides to make such further inquiry or investigation, it will be entitled to examine, during normal business hours and upon prior written notice, our books, records and premises, personally or by agent or attorney. (Section 7.2 of senior indenture).

         Subject to various provisions in the senior indenture, the Holders of at least a majority in principal amount (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under the senior indenture) of the outstanding debt securities of all series affected (voting as a single class) by notice to the trustee, may waive, on behalf of the Holders of all the debt securities of that series, an existing default or event of default with respect to the debt securities of that series and its consequences, except a default in the payment of principal of or interest on any debt security as specified in clauses of the "Events of Default" section above or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security affected by the default. Upon any waiver, the default will cease to exist, and any event of default with respect to the debt securities of that series will be deemed to have been cured, for every purpose of the senior indenture. However, no waiver will extend to any subsequent or other default or event of default or impair any right in relation to any subsequent or other default or event of default. (Section 6.4 of senior indenture).

         Subject to provisions in the senior indenture for the indemnification of the trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any debt securities are Original Issue Discount Securities, the portion of the principal as is then accelerable under the senior indenture) of the outstanding debt securities of all series affected (voting as a single class), may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series by the senior indenture, provided that the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided, further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of debt securities pursuant to the senior indenture. (Section 6.5 of senior indenture).

         The senior indenture provides that no Holder of any debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the senior indenture or the debt securities of that series, or for the appointment of a receiver or trustee, or for any other remedy under the senior indenture, unless:

         (a) the Holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

         (b) the Holders of at least 25 percent in aggregate principal amount of outstanding debt securities of the affected series have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the senior indenture;

         (c) the Holder or Holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with the request;

         (d) the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) during the 60-day period, the Holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series have not given the trustee a direction that is inconsistent with such written request. A Holder may not use the senior indenture to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder. (Section 6.6 of senior indenture).

         The senior indenture contains a covenant that we will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.6 of senior indenture).

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The senior indenture provides with respect to each series of debt securities that, except as otherwise provided in this paragraph, we may terminate our obligations under the debt securities of a series and the senior indenture with respect to debt securities of that series if:

         (a) all debt securities of that series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation, and we have paid all sums payable by us under the senior indenture with respect to that series; or

         (b) (1) the debt securities of that series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption;

              (2) we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the Holders of those debt securities, for that purpose, money or U.S. Government obligations or a combination of money or U.S. Government obligations sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of that series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture; and

              (3) we deliver to the trustee an officer's certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the satisfaction and discharge of the senior indenture with respect to the debt securities of that series have been complied with.

         With respect to the foregoing clause (a), only our obligations to compensate and indemnify the trustee will survive. With respect to the foregoing clause (b), only our obligations to execute and deliver debt securities of that series for authentication, to set the terms of the debt securities of that series, to maintain an office or agency in respect of the debt securities of that series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of that series, to deliver debt securities of that series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee will survive until those debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and its right to recover excess money held by the trustee will survive. (Section 8.1 of senior indenture)

         The senior indenture provides that, except as otherwise provided in this paragraph, we:

         (a) will be deemed to have paid and will be discharged from any and all obligation, in respect of the debt securities of any series, and the provisions of the senior indenture will no longer be in effect with respect to the debt securities of that series (a "legal defeasance"); and

         (b) may omit to comply with any term, provision or condition of the senior indenture described above under "--Certain Covenants" (or any other specific covenant relating to that series provided for in a board resolution or supplemental indenture or officer's certificate that may by its terms be defeased pursuant to the senior indenture) and our omission will be deemed not to be an event of default under clauses (c) and (d) under "Events of Default" above with respect to the outstanding debt securities of a series (a "covenant defeasance");

provided that the following conditions will have been satisfied:

         (a) we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the Holders of the debt securities of that series, for payment of the principal of and interest on those debt securities, money or U.S. Government obligations or a combination of the foregoing sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of those payments payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

         (b) our deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

         (c) no default with respect to those debt securities will have occurred and be continuing on the date of the deposit;

         (d) we will have delivered to the trustee an opinion of counsel that the Holders of the debt securities of that series have a valid security interest in the trust funds subject to no prior liens under such Uniform Commercial Code; and

         (e) we will have delivered to the trustee an officer's certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the defeasance contemplated have been complied with.

         In the case of a legal defeasance, we will have delivered to the trustee an opinion of counsel (based on a change in law) or a ruling directed to the trustee from the United States Internal Revenue Service that the Holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as could have been the case if the deposit and defeasance had not occurred, or an instrument, in form reasonably satisfactory to the trustee, where we, notwithstanding a legal defeasance of our indebtedness in respect of debt securities of any series, or any portion of the principal amount thereof, will assume the obligation which will be absolute and unconditional) to irrevocably deposit with the trustee any additional sums of money or additional U.S. Government obligations or any combination of money or U.S. Government obligations, at such time or times as necessary, together with the money and/or U.S. Government obligations so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on the applicable debt securities; provided, however, that the instrument may state that our obligation to make additional deposits as aforesaid will be subject to the delivery to us by the trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing selected by the trustee, showing the applicable calculation.

         Subsequent to a legal defeasance, our obligations to execute and deliver debt securities of that series for authentication, to set the terms of the debt securities of that series, to maintain an office or agency in respect of the debt securities of that series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of that series, to deliver debt securities of that series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee will survive until those debt securities are no longer outstanding. After those debt securities are no longer outstanding, in the case of a legal defeasance, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee will survive. (Sections 8.2 and 8.3 of senior indenture).

MODIFICATION OF THE INDENTURE

         The senior indenture provides that we and the trustee may amend or supplement the senior indenture or the debt securities of any series without notice to or the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency in the senior indenture, provided that the senior amendments or supplements do not materially and adversely affect the interests of the Holders;

         (b) to comply with Article 5 (which relates to the covenant discussed under " - Restrictions on Mergers and Sales of Assets") of the senior indenture;

         (c) to comply with any requirements of the SEC in connection with the qualification of the senior indenture under the Trust Indenture Act;

         (d) to evidence and provide for the acceptance of appointment under the senior indenture with respect to the debt securities of any or all series by a successor trustee;

         (e) to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted under the senior indenture;

         (f) to provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose;

         (g) to change or eliminate any provisions of the senior indenture with respect to all or any series of the debt securities not then outstanding (and, if the change is applicable to fewer than all those series of the debt securities, specifying the series to which the change is applicable), and to specify the rights and remedies of the trustee and the Holders of those debt securities; and

         (h) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1 of senior indenture).

         The senior indenture also contains provisions that allow us and the trustee, subject to certain conditions, without prior notice to any Holders, to amend the senior indenture and the outstanding debt securities of any series with the written consent of the Holders of a majority in aggregate principal amount of the debt securities then outstanding of all series affected by such supplemental indenture (all such series voting as one class). The Holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected (all such series voting as one class) by written notice to the trustee may waive future compliance by us with any provision of the senior indenture or the debt securities of that series. Notwithstanding the foregoing provisions, without the consent of each applicable Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4 of the senior indenture, may not:

         (a) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, the Holder's debt security or reduce the principal amount or the rate of interest of that debt security (including any amount in respect of original issue discount), or any premium payable with respect to that debt security, or adversely affect the rights of that Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of that Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon the acceleration of the maturity of that debt security or any amount provable in bankruptcy, or change any place of payment where, or the currency in which, any debt security or any premium or the interest on that debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the due date of that payment;

         (b) reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the senior indenture or certain defaults and their consequences provided for in the senior indenture; and

         (c) waive a default in the payment of principal of or interest on any debt security of a Holder; or

         (d) modify any of the provisions of the senior indenture governing supplemental indentures with the consent of Securityholders, except to increase the percentage or to provide that certain other provisions of the senior indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security affected by the modification.

         A supplemental indenture which changes or eliminates any covenant or other provision of the senior indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of debt securities of that series with respect to that covenant or provision, will be deemed not to affect the rights under the senior indenture of the Holders of debt securities of any other series or of the coupons appertaining to those debt securities. It will not be necessary for the consent of any Holder under the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver. After an amendment, supplement or waiver under the senior indenture becomes effective, we or, at our request, the trustee will give to the affected Holders a notice briefly describing the amendment, supplement or waiver. We or, at our request, the trustee will mail supplemental indentures to Holders upon request. Any failure of us to mail such notice, or any defect in the notice, will not, however, in any way impair or affect the validity of any supplemental indenture or waiver. (Section 9.2 of senior indenture).

INFORMATION CONCERNING THE TRUSTEE

         An affiliate of The Bank of New York participates as a lender under certain of our credit agreements.

                          DESCRIPTION OF CAPITAL STOCK

         As of September 30, 2000, we had authority to issue 120,000,000 shares of common stock, par value $1.00 per share and 2,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2000, we had outstanding 103,741,595 shares of common stock and no shares of preferred stock. In October 2000, we increased our authorized shares of common stock to 160,000,000 shares. Our board of directors has authority, without action by our shareholders, to issue authorized and unissued shares of preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preference as to dividends and in liquidation, conversion, redemption and other rights of each series.

         The following is a brief summary of the voting, dividend, liquidation and certain other rights of the holders of the capital stock as set forth in our by-laws and Restated Certificate of Incorporation, copies of which are filed with the Commission.

COMMON STOCK

         Voting Rights-Noncumulative Voting. The holders of common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to the board of directors.

         Our Restated Certificate of Incorporation requires the affirmative vote of 90% of our outstanding shares of common stock to authorize certain mergers, sales of assets, corporate reorganizations and other transactions in the event that any person or entity acquires 30% or more of our outstanding common stock.

         Dividends; Restriction on Payment of Dividends. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available for the purpose and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon liquidation or dissolution of Arrow, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of Arrow available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

         In addition, the terms of our second amended and restated credit agreement, as amended, and our amended and restated 364-day credit agreement require that consolidated total debt, consolidated net worth, and the ratio of earnings to cash interest expense be maintained at certain designated levels.

         All outstanding shares of common stock are fully paid and not liable to further calls or assessment by us.

PREFERRED STOCK

         Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2,000,000 shares of preferred stock. These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors. Our board also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series. Regarding each class or series of preferred stock, our board will fix the voting powers which may be full or limited, or there may be no voting powers. Our board will also determine the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of each series of preferred stock. Our board is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.

         No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock without further action by holders of common stock. In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.

RIGHTS AGREEMENT

         In March 1988, we paid a dividend of one preferred share purchase right on each outstanding share of common stock pursuant to a rights agreement. Each right entitles the holder to purchase from us one one-hundredth of a share of participating stock, $1.00 par value, for a price of $50, subject to adjustment. Although the rights are not intended to prevent a takeover of Arrow at a full and fair price, they may have certain anti-takeover effects. They may deter an attempt to acquire Arrow in a manner which seeks to deprive our shareholders of the full and fair value of their investment and may deter attempts by significant shareholders to take advantage of Arrow and its shareholders through certain self-dealing transactions. The rights may cause substantial dilution to a person or group that acquires or attempts to acquire Arrow without the rights being redeemed by the board of directors. Accordingly, the rights should encourage any potential acquirer to negotiate with our board of directors. Unless approval is first obtained from our board of directors, the rights may deter transactions, including tender offers, which the majority of shareholders may believe are beneficial to them.

                             DESCRIPTION OF WARRANTS

         We have described below the general terms and provisions of the debt warrants and equity warrants to which a prospectus supplement may relate. We will describe the particular terms of any debt warrants and equity warrants offered by any prospectus supplement in the prospectus supplement relating to such debt warrants or equity warrants.

GENERAL

         We may issue debt warrants and equity warrants, evidenced by warrant certificates under a warrant agreement, independently or together with any debt securities, preferred stock or common stock. The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus supplement will describe the terms of the debt warrants, including the following: (i) the offering price, if any, including the currency, or currency unit in which such price will be payable; (ii) the designation, aggregate principal amount and terms of the offered debt securities with which the debt warrants are issued and the number of debt warrants issued with each such offered debt security; (iii) if applicable, the date on or after which the debt warrants and the related offered debt securities will be separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which, and the currency, or currency unit in which such principal amount of debt securities may be purchased upon exercise; (v) the date on which the right to exercise the debt warrants commences and the date on which such right expires; (vi) any U.S. Federal income tax consequences; (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both; and (viii) any other material terms of the debt warrants. If we offer equity warrants, the applicable prospectus supplement will describe the terms of the equity warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation of any series of preferred stock purchasable upon exercise of the equity warrants; (iii) the number of shares of preferred stock or common stock purchasable upon exercise of one equity warrant, and the price or prices at which, and the currency, or currency unit in which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the equity warrants and the date on which such right expires; (v) any U.S. Federal income tax consequences; (vi) whether the equity warrants represented by the warrant certificate will be issued in registered or bearer form or both; (vii) whether the equity warrants or the underlying preferred stock or common stock will be listed on any national securities exchange; and
(viii) any other material terms of the equity warrants. In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue will be specified in the applicable prospectus supplement.

         Warrant certificates, if any, may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the applicable prospectus supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of debt securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of the indenture under which the series of offered debt securities issuable upon exercise of the warrants to be issued) or preferred or common stockholders and are not entitled to payments of principal and interest, if any, on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.

         Warrants may be exercised by surrendering the warrant certificate, if any, at the corporate trust office or other designated office of the warrant agent, with (i) the form of election to purchase on the reverse side of the warrant certificate, if any, properly completed and executed, and (ii) payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon exercise of warrants, the warrant agent will, as soon as practicable, deliver the debt securities, preferred stock or common stock issuable upon the exercise of the warrants in authorized denominations in accordance with the instructions of the exercise warrantholder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

                              PLAN OF DISTRIBUTION

GENERAL

         Any of the securities offered hereby may be sold in any one or more of the following ways from time to time:

         -        to or through underwriters;
         -        through dealers;
         -        directly to other purchasers; or
         -        through agents.

         The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of securities, underwriters may receive compensation from us or purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

         Except for our common stock, all securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom securities are sold by us for public offering and sale may make a market in those securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any of our securities.

         Under agreements which we may enter into, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against or contribution toward certain liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENT

         If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those types of contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to our approval. The obligations of any purchaser under any of those types of contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of any jurisdiction to which the purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of those contracts.

                             VALIDITY OF SECURITIES

         The validity of the securities offered by this prospectus will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report dated February 16, 2000 incorporated in this prospectus by reference and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined financial statements of the Wyle Electronics Group as of December 31, 1999 and for the year then ended have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report dated March 31, 2000, except for the second paragraph of Note 1 which is dated August 7, 2000 and except for the fourth paragraph of Note 8 which is dated August 4, 2000, which is incorporated by reference in this prospectus and included in our Current Report on Form 8-K dated September 1, 2000. The combined financial statements of the Wyle Electronics Group as of December 31, 1999 and for the year then ended are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by Arrow Electronics, Inc. (the "Company") in connection with the sale of the securities.

                                                                                 AMOUNT TO
                                                                                  BE PAID
                                                                                  -------
SEC registration fee...................................................          $528,000
Printing expenses......................................................              *
Legal fees and expenses................................................              *
Accounting fees and expenses...........................................              *
Rating agency fees.....................................................              *
Blue Sky fees and expenses (including counsel).........................              *
Miscellaneous expenses.................................................              *
                                                                                   ------
         Total.........................................................          $   *
                                                                                   ======

           *to be supplied by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 9 of the Company's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

         The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 16. EXHIBITS

         The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION
------        -------------------
1.1        Underwriting Agreement (Common Stock).*

1.2        Underwriting Agreement (Preferred Stock).*

1.3        Underwriting Agreement (Debt Securities) (filed as Exhibit 1 to the
           Registration Statement of Arrow Electronics, Inc. on Form S-3 (File
           No. 333-52695), and incorporated herein by this reference thereto).

3.1        Restated Certificate of Incorporation of Arrow Electronics,
           Inc, as amended (filed as

           Exhibits 3(a)(i) and 3(a)(ii) to the Annual Report of Arrow
           Electronics, Inc. on Form 10-K for the year ended December 31, 1999
           (File No. 1-4482), and incorporated herein by this reference thereto).

           By-Laws of Arrow Electronics, Inc., as amended (filed as Exhibit
           3(b) to the Annual Report of Arrow Electronics, Inc. on Form 10-K for the year ended December 31, 1999 (File No. 1-4482), and incorporated herein by this reference thereto).

 3.2       Certificate of Designations for Preferred Stock.*

 3.3       Rights Agreement dated as of March 2, 1988, as amended (filed as
           Exhibits 4(a)(i) through 4(a)(vi) to the Annual Report of Arrow
           Electronics, Inc. on Form 10-K for the year ended December 31, 1999
           (File No. 1-4482), and incorporated herein by this reference thereto).

 4.1       Indenture between Arrow Electronics, Inc. and the Bank of New York
           (formerly, Bank of Montreal Trust Company), as trustee, dated as of January 15, 1997 (filed as Exhibit 4(b)(i) to the Annual Report of
           Arrow Electronics, Inc. on Form 10-K for the year ended December
           31, 1999 (File No. 1-4482), and incorporated herein by this reference thereto).

 4.2       Subordinated Indenture between Arrow Electronics, Inc. and
           [________________] as trustee, dated as of [_____________], 2000.*


 4.3       Form of Warrant Agreement for Debt Securities (including form of
           Warrant Certificate)*

4.4        Form of Warrant Agreement for Preferred Stock (including form of
           Warrant Certificate)*

4.5        Form of Warrant Agreement for Common Stock (including form of Warrant
           Certificate)*

5.1 Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.*

12.1 Statement regarding computation of consolidated ratios of earnings to fixed charges.

23.1       Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit
           5.1).

23.2       Consent of Ernst & Young LLP, independent auditors.

23.3       Consent of PricewaterhouseCoopers LLP, independent auditors.

24 Power of Attorney (included on the signature page of this registration statement).

25.1 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as trustee, under indenture between Arrow Electronics, Inc. and the trustee dated as of January 15, 1997.

25.2 Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of [_______________], as trustee, under the indenture between Arrow Electronics, Inc. and the trustee dated as of [_____________], 2000.*

________________________


*   To be filed by amendment or by Form 8-K

ITEM 17. UNDERTAKINGS

         The registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on November 22, 2000.

                                        ARROW ELECTRONICS, INC.


                                        By: /s/ Robert E. Klatell
                                            ______________________________
                                            Robert E. Klatell
                                            Executive Vice President


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints each of Francis M. Scricco, Stephen P. Kaufman and Robert E. Klatell, or any of them, each acting alone, such person's true and lawful attorney-in-fact, with full power of substitution to sign for such person and in such person's name and capacity indicated below, in connection with this Registrant's registration statement on Form S-3, including to sign this registration statement and any and all amendments to this registration statement, including post-effective amendments, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys-in-fact to any and all amendments.

SIGNATURE                                                   TITLE                                   DATE
---------                                                   -----                                   ----
/s/ Stephen P. Kaufman
___________________________                    Chairman of the Board                         November 22, 2000
Stephen P. Kaufman

/s/ Francis M. Scricco
___________________________                    President and Chief Executive Officer         November 22, 2000
Francis M. Scricco                             (Principal Executive Officer)

/s/ Robert E. Klatell
___________________________                    Executive Vice President, Secretary, and      November 22, 2000
Robert E. Klatell                              Director

/s/ Sam R. Leno
___________________________                    Senior Vice President                         November 22, 2000
Sam R. Leno                                    (Principal Financial Officer)

/s/ Paul J. Reilly
___________________________                    Vice President - Finance                      November 22, 2000
Paul J. Reilly                                 (Principal Accounting Officer)

/s/ Daniel W. Duval
___________________________                    Director                                      November 22, 2000
Daniel W. Duval


___________________________                    Director
Carlo Giersch


/s/ John N. Hanson
___________________________                    Director                                      November 22, 2000
John N. Hanson


___________________________                    Director
Roger King


/s/ Karen Gordon Mills
___________________________                    Director                                      November 22, 2000
Karen Gordon Mills


/s/ Barry W. Perry
___________________________                    Director                                      November 22, 2000
Barry W. Perry


/s/ Richard S. Rosenbloom
___________________________                    Director                                      November 22, 2000
Richard S. Rosenbloom


/s/ John C. Waddell
___________________________                    Director                                      November 22, 2000
John C. Waddell

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          EXHIBIT DESCRIPTION
------          -------------------
 1.1        Underwriting Agreement (Common Stock).*

 1.2        Underwriting Agreement (Preferred Stock).*

 1.3        Underwriting Agreement (Debt Securities) (filed as Exhibit 1 to the
            Registration Statement of Arrow Electronics, Inc. on Form S-3 (File
            No. 333-52695), and incorporated herein by this reference thereto).

 3.1        Restated Certificate of Incorporation of Arrow Electronics, Inc, as amended
            (filed as Exhibits 3(a)(i) and 3(a)(ii) to the Annual Report of Arrow
            Electronics, Inc. on Form 10-K for the year ended December 31, 1999 (File No.
            1-4482), and incorporated herein by this reference thereto).

            By-Laws of Arrow Electronics, Inc., as amended (filed as Exhibit
            3(b) to the Annual Report of Arrow Electronics, Inc. on Form 10-K for the year ended December 31, 1999 (File No. 1-4482), and incorporated herein by this reference thereto).

 3.2        Certificate of Designations for Preferred Stock.*

 3.3        Rights Agreement dated as of March 2, 1988, as amended (filed as Exhibits
            4(a)(i) through 4(a)(vi) to the Annual Report of Arrow Electronics, Inc. on Form
            10-K for the year ended December 31, 1999 (File No. 1-4482), and incorporated herein by this reference thereto).

 4.1        Indenture between Arrow Electronics, Inc. and the Bank of New York (formerly,
            Bank of Montreal Trust Company), as trustee, dated as of January 15, 1997 (filed as Exhibit 4(b)(i) to the Annual Report of Arrow Electronics, Inc. on Form 10-K
            for the year ended December 31, 1999 (File No. 1-4482), and incorporated herein by this reference thereto).

 4.2        Subordinated Indenture between Arrow Electronics, Inc. and [________________] as trustee, dated as of [_____________], 2000.*

 4.3        Form of Warrant Agreement for Debt Securities (including form of
            Warrant Certificate)*

 4.4        Form of Warrant Agreement for Preferred Stock (including form of
            Warrant Certificate)*

 4.5        Form of Warrant Agreement for Common Stock (including form of
            Warrant Certificate)*

 5.1 Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.*

12.1        Statement regarding computation of consolidated ratios of earnings to fixed charges.

23.1        Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).*

23.2        Consent of Ernst & Young LLP, independent auditors.

23.3        Consent of PricewaterhouseCoopers LLP, independent auditors.

24          Power of Attorney (included on the signature page of this registration statement).

25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as trustee, under indenture between Arrow
            Electronics, Inc. and the trustee dated as of January 15, 1997.

25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of [_______________], as trustee, under the indenture between Arrow Electronics, Inc. and the trustee dated as of
            [_____________], 2000.*


_____________________________

*   To be filed by amendment or by Form 8-K